                                                                    Exhibit 19.1




       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 3/31/99

AGGREGATE RECEIVABLES BALANCE         NUMBER OF ACCTS     PERCENT OF                   AGGREGATE         PERCENT OF
                                                           NUMBER OF                 RECEIVABLES          AGGREGATE
                                                               ACCTS                     BALANCE        RECEIVABLES
                                                                                                            BALANCE


1.         5,000  or less                      25,867         68.38%              $41,810,687.25              8.22%

2.         5,000 - 10,000                       4,812         12.72%               34,259,814.91              6.74%

3.        10,000 - 25,000                       3,938         10.41%               61,398,514.10             12.08%

4.        25,000 - 50,000                       1,616          4.27%               55,956,652.76             11.01%

5.        50,000 - 75,000                         569          1.50%               34,514,391.16              6.79%

6.        75,000 -   100,000                      284          0.75%               24,381,451.38              4.80%

7.       100,000 -   250,000                      472          1.25%               71,549,558.89             14.07%

8.       250,000 -   500,000                      164          0.43%               56,865,384.89             11.18%

9.       500,000 - 1,000,000                       67          0.18%               44,339,407.24              8.72%

10.    1,000,000 - 5,000,000                       37          0.10%               71,245,803.05             14.01%

11.        Over 5,000,000                           2          0.01%               12,089,353.00              2.38%


Total:                                         37,828                            $508,411,018.63 (1)



(1) Includes $1,993,691.81 of loan commitments.

          AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM
                      - IDENTIFIED PORTFOLIO AS OF 3/31/99


REMAINING INSTALLMENT TERM       NUMBER OF ACCTS                   PERCENT                AGGREGATE            PERCENT OF
                                                              OF NUMBER OF              RECEIVABLES             AGGREGATE
                                                                     ACCTS                  BALANCE           RECEIVABLES
                                                                                                                  BALANCE

03 Months or Less                         15,395                    40.70%           $65,231,839.20                12.83%


04 to 06 Months                           12,151                    32.12%           147,023,438.28                28.92%


07 to 09 Months                            9,845                    26.03%           194,578,019.22                38.27%


10 to 12 Months                              223                     0.59%            36,069,797.43                 7.09%


13 to 18 Months                              102                     0.27%            17,537,571.80                 3.45%


More than 18 Months                          112                     0.30%            47,970,352.70                 9.44%





Total:                                    37,828                                    $508,411,018.63 (1)



(1) Includes $1,993,691.81 of loan commitments.

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                  AS OF 3/31/99

            STATES                                 AGGREGATE                PERCENTAGE OF
                                                 RECEIVABLES                    AGGREGATE
                                                     BALANCE                  RECEIVABLES
                                                                                  BALANCE

CALIFORNIA                                   $108,024,882.30                       21.25%
TEXAS                                          71,850,355.33                       14.13%
NEW YORK                                       43,272,527.60                        8.51%
FLORIDA                                        32,820,409.32                        6.46%
NEW JERSEY                                     27,661,750.36                        5.44%
PENNSYLVANIA                                   25,188,811.53                        4.95%
MASSACHUSETTS                                  17,852,231.17                        3.51%
WASHINGTON                                     14,855,694.02                        2.92%
ILLINOIS                                       13,018,642.44                        2.56%
OHIO                                           11,843,856.78                        2.33%
INDIANA                                        11,416,543.68                        2.25%
GEORGIA                                        10,218,993.96                        2.01%
MICHIGAN                                       10,191,432.50                        2.00%
COLORADO                                        8,628,608.89                        1.70%
TENNESSEE                                       8,478,037.77                        1.67%
LOUISIANA                                       7,515,393.76                        1.48%
MISSOURI                                        7,088,270.32                        1.39%
OREGON                                          6,160,193.09                        1.21%
ALASKA                                          5,885,933.12                        1.16%
CONNECTICUT                                     5,632,073.11                        1.11%
NORTH CAROLINA                                  5,549,249.63                        1.09%
MISSISSIPPI                                     5,156,452.01                        1.01%
MARYLAND                                        4,475,023.05                        0.88%
VIRGINIA                                        4,180,998.44                        0.82%
WEST VIRGINIA                                   3,946,519.78                        0.78%
KENTUCKY                                        3,927,567.66                        0.77%
OKLAHOMA                                        3,900,288.19                        0.77%
MINNESOTA                                       3,831,078.82                        0.75%
ALABAMA                                         3,794,476.59                        0.75%
ARIZONA                                         3,750,149.81                        0.74%
ARKANSAS                                        3,217,648.29                        0.63%
SOUTH CAROLINA                                  2,995,948.94                        0.59%
WISCONSIN                                       2,369,294.33                        0.47%
NEVADA                                          1,874,552.60                        0.37%
HAWAII                                          1,648,407.01                        0.32%
MAINE                                           1,237,591.10                        0.24%
NEW HAMPSHIRE                                     851,839.47                        0.17%
IOWA                                              737,039.66                        0.14%
IDAHO                                             655,218.31                        0.13%
UTAH                                              652,011.89                        0.13%
RHODE ISLAND                                      527,061.19                        0.10%
WYOMING                                           458,867.69                        0.09%
NEBRASKA                                          458,753.48                        0.09%
MONTANA                                           390,354.01                        0.08%
SOUTH DAKOTA                                      145,561.06                        0.03%
VIRGIN ISLANDS                                     67,302.97                        0.01%
KANSAS                                              4,179.24                        0.00%
BRITISH COLUMBIA                                    2,942.36                        0.00%



Total:                                       $508,411,018.63 (1)



(1) Includes $1,993,691.81 of loan commitments.

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                 THREE MONTHS                        TWELVE MONTHS
                                                                ENDED MARCH 31,                       ENDED DECEMBER 31,
                                                           1999              1998                 1998              1997
                                                           ----              ----                 ----              ----

Average Month Principal Balance (2)                       $528,903           $540,888         $536,913            $562,229
Gross Charge Offs                                              713                651            3,010               1,002
Recoveries                                                     236                116              804                 102
Net Charge Offs                                                477                535            2,206                 900
Net Charge Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance                   0.36% (3)          0.40% (3)        0.41%               0.16%



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)      Based on the average beginning of the month balances.

(3)      Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                              AT MARCH 31,                       AT DECEMBER 31,
                                                         1999              1998              1998              1997
                                                         ----              ----              ----              ----

Number of days a loan remains overdue
    after cancellation of the related insurance
    policy
         31-89 days                                      0.85%              1.06%            1.25%               1.17%
         90-270 days                                     0.82%              0.84%            0.91%               0.93%
         Over 270 days (1)                               0.00%              0.00%            0.00%               0.00%
                                                         ----               ----             ----                ----
             Total                                       1.67%              1.90%            2.16%               2.10%
                                                         ====               ====             ====                ====



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                      THREE MONTHS                        TWELVE MONTHS
                                                      ENDED MARCH 31,                   ENDED DECEMBER 31,
                                                   1999              1998               1998            1997
                                                   ----              ----               ----            ----

Average Month Principal Balance (1)                $528,903         $540,888           $536,913        $562,229
Interest & Fee Income                                13,223           15,576             60,676          63,462

Average Revenue Yield on Outstanding                  10.00% (2)       11.52% (2)         11.30%          11.29%
   Principal Balance Receivables



(1)      Based on the average beginning of the month balances.
(2)      Calculated on an annualized basis.